As filed with the Securities and Exchange Commission on August 3, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

McKESSON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3207296
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6555 State Hwy 161
Irving, TX 75039
(Address, Including Zip Code, of Principal Executive Offices)

McKESSON CORPORATION DEFERRED COMPENSATION ADMINISTRATION PLAN III
MCKESSON CORPORATION SUPPLEMENTAL RETIREMENT SAVINGS PLAN
(Full Title of Plan)
Lori A. Schechter
Executive Vice President, Chief Legal Officer and General Counsel
McKesson Corporation
6555 State Hwy 161
Irving, TX 75039

(972) 446-4800
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Scott Lesmes
Morrison & Foerster LLP
2100 L Street NW, Suite 900
Washington, D.C. 20037
(202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by McKesson Corporation (the “Registrant” or “Company”) in accordance with General Instruction E to Form S-8 to register an additional $60,000,000 of deferred compensation obligations issuable under the McKesson Corporation Deferred Compensation Administration Plan III, as amended and restated effective July 30, 2019 (the “DCAP III”) and an additional $30,000,000 of deferred compensation obligations issuable under the McKesson Corporation Supplemental Retirement Savings Plan, as amended and restated effective July 30, 2019 (the “SRSP”).

The contents of the Company’s Registration Statement on Form S-8 (No. 333-181119) filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2012 and the Registration Statement on Form S-8 (No. 333-213488) filed with the Commission on September 2, 2016, each relating to the DCAP III, as well as the Company’s Registration Statement on Form S-8 (No. 333-249817) filed with the Commission on November 3, 2020 relating to the SRSP, are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference
The following documents previously filed or to be filed by the Registrant with the Commission are incorporated herein by reference in this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 filed with the Commission on May 9, 2023, including the portions of the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on June 9, 2023, specifically incorporated by reference in the Registrant’s Annual Report on Form 10-K;
(b)The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 filed with the Commission on August 2, 2023; and
(c)The Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2023, June 7, 2023, June 16, 2023, and July 25, 2023.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

Unless otherwise indicated below as being incorporated herein by reference to another filing with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document
5.1	Opinion of Lori A. Schechter, Executive Vice President, Chief Legal Officer and General Counsel of the Registrant.
10.1
McKesson Corporation Deferred Compensation Administration Plan III, as amended and restated effective July 30, 2019. (Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, File No. 1-13252, filed with the Commission on October 30, 2019, is incorporated herein by reference).

10.2
McKesson Corporation Supplemental Retirement Savings Plan, as amended and restated effective July 30, 2019. (Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, File No. 1-13252, filed with the Commission on October 30, 2019, is incorporated herein by reference).

23.1	Consent of Lori A. Schechter, Executive Vice President, Chief Legal Officer and General Counsel of the Registrant (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
24.1	Power of Attorney (included on signature page of this Registration Statement).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on August 3, 2023.

McKESSON CORPORATION
By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, Chief Legal Officer and General Counsel

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lori A. Schechter and Saralisa Brau, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on August 3, 2023.

Signature	Title

/s/ Brian S. Tyler	Chief Executive Officer and Director
Brian S. Tyler	(Principal Executive Officer)

/s/ Britt Vitalone	Executive Vice President and Chief Financial Officer
Britt Vitalone	(Principal Financial Officer)

/s/ Napoleon B. Rutledge Jr.	Senior Vice President and Controller
Napoleon B. Rutledge Jr.	(Principal Accounting Officer)

/s/ Richard H. Carmona	Director
Richard H. Carmona, M.D.

/s/ Dominic J. Caruso	Director
Dominic J. Caruso

/s/ W. Roy Dunbar	Director
W. Roy Dunbar

/s/ James H. Hinton	Director
James H. Hinton

/s/ Donald R. Knauss	Director
Donald R. Knauss

/s/ Bradley E. Lerman	Director
Bradley E. Lerman

/s/ Linda P. Mantia	Director
Linda P. Mantia

/s/ Maria Martinez	Director
Maria Martinez

/s/ Susan R. Salka	Director
Susan R. Salka

/s/ Kathleen Wilson-Thompson	Director
Kathleen Wilson-Thompson